Exhibit 99.1

Ignyta Announces Strategic Positioning that Focuses on Prioritized Pipeline

February 23, 2016 7:00 AM Eastern Time

SAN DIEGO—(BUSINESS WIRE)—Ignyta, Inc. (Nasdaq: RXDX), a precision oncology biotechnology company, today announced plans to prioritize certain “core” pipeline programs that have generated the most promising data to date, and to deprioritize certain “non-core” pipeline programs that have either generated less promising data or fall outside of Ignyta’s focus on molecularly targeted therapies. This strategic positioning prioritizes key research and development activities, improves efficiencies and reduces operating expenses.

These plans include:

•	A renewed commitment to drive value from Ignyta’s core Rx/Dx business via molecularly targeted therapies by prioritizing the continued development of its entrectinib, taladegib, RXDX-105 and RXDX-106 programs in conjunction with complementary Dx development and laboratory operations;

•	Continued activities in furtherance of Ignyta’s immuno-oncology and cancer stem cell programs that relate to its current molecularly targeted pipeline (e.g., potential immunotherapy applications of the RXDX-105 and RXDX-106 programs, and potential molecularly targeted cancer stem cell applications of the taladegib and Spark programs); and

•	Cessation of all development activities relating to the company’s RXDX-107, RXDX-103 and RXDX-108 programs, and some of the Spark discovery programs.

“We continuously seek to develop targeted first-in-class and best-in-class product candidates for the benefit of cancer patients,” said Jonathan Lim, M.D., Chairman and CEO of Ignyta. “After reviewing our pipeline and recent preclinical data for certain programs in light of this goal, and keeping in mind our obligation to be good stewards of our resources, we are undertaking this streamlining of our operations to focus on the key priorities and competencies that we believe are most likely to generate value for patients and stockholders.”

Ignyta expects to provide further details regarding its strategic priorities during its upcoming March conference call to discuss its 2015 financial results. On Tuesday, February 23, 2016, Ignyta filed a Form-8-K with the U.S. Securities and Exchange Commission (SEC) containing a slide presentation detailing the company’s strategic positioning and prioritized pipeline. Ignyta’s SEC filings can be found on the company’s website at www.ignyta.com and on the SEC’s website at www.sec.gov.

About Ignyta, Inc.

At Ignyta, we fight cancer – a formidable opponent that manifests as thousands of different molecularly defined diseases and takes away millions of lives globally, every year. In this fight, our big hairy audacious goal (BHAG) is not just to shrink tumors but to eradicate residual disease – the source of cancer relapse and recurrence – in precisely defined patient populations by 2030. We will work tirelessly to achieve this BHAG by pursuing an integrated therapeutic (Rx) and companion diagnostic (Dx) strategy for treating cancer patients. Our Rx efforts are focused on discovering, in-licensing or acquiring, then developing and commercializing, molecularly targeted therapies that, sequentially or in combination, are foundational for eradicating residual disease. Our Dx efforts aim to pair these product candidates with biomarker-based companion diagnostics that are designed to precisely identify, at the molecular level, the patients who are most likely to benefit from the therapies we develop. We believe that only through this integrated Rx/Dx approach can we succeed in this fight. For more information, please visit: www.ignyta.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Ignyta’s plans to focus on key priorities and reduce costs, Ignyta’s ability to drive value from its RxDx operations, and Ignyta’s ability to develop targeted first-in-class and best-in-class product candidates for the benefit of cancer patients. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, Ignyta’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; Ignyta’s ability to develop, complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in Ignyta’s plans to develop and commercialize its product candidates; the potential for final results of any ongoing clinical trials, or any future clinical trials, to differ from preliminary or expected results; regulatory developments in the United States and foreign countries; Ignyta’s ability to obtain and maintain intellectual property protection for its product candidates; the potential for the company to fail to maintain the CAP accreditation and CLIA certification of its diagnostic laboratory; the loss of key scientific or management personnel; competition in the industry in which Ignyta operates; and market conditions. These forward-looking statements are made as of the date of this press release, and Ignyta assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation Ignyta’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q.

Contacts

Ignyta, Inc.

Jacob Chacko, M.D.

CFO

858-255-5959

jc@ignyta.com

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